Exhibit 99.2

Changyou.com’s Majority-owned Subsidiary 7Road.com Limited Plans for Confidential

Submission of Draft Registration Statement for IPO

Beijing, China, August 6, 2012 – Changyou.com Limited (“Changyou” or the “Company”) (NASDAQ: CYOU), a leading online game developer and operator in China, and its majority shareholder, Sohu.com Inc. (“Sohu”) (NASDAQ: SOHU), China’s leading online media, search, gaming, community and mobile service group, today jointly announced that Changyou’s majority-owned web games subsidiary 7Road.com Limited (“7Road”) plans to submit on a confidential basis to the U.S. Securities and Exchange Commission (the “SEC”) a draft registration statement for a possible initial public offering (or “IPO”) of American Depositary Shares (or “ADSs”) representing ordinary shares of 7Road. The number and dollar amount of ADSs proposed to be offered and sold have not yet been determined.

7Road’s primary purposes for conducting the IPO, if commenced, include creating a public market for 7Road’s shares and attracting and retaining talented employees by providing them with equity incentives.

The IPO may commence as early as market conditions permit, and is subject to 7Road’s filing with the SEC a registration statement on Form F-1 in compliance with the U.S. Securities Act of 1933, as amended (or the “Securities Act”), and the SEC’s declaring such registration statement effective.

* This announcement is being made pursuant to and in accordance with Rule 135 under the Securities Act. As required by Rule 135, this announcement is not intended to, and does not, constitute an offer of any securities for sale.

Safe Harbor Statement

This announcement contains forward-looking statements by either or both of Changyou and Sohu. Statements that are not historical facts, including statements about either company’s beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. Each company cautions that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the continuing global financial and credit markets crisis and its potential impact on the Chinese economy and the uncertain regulatory landscape in the People’s Republic of China. Further information regarding these and other risks is included in Changyou’s annual report on Form 20-F filed on February 28, 2012, Sohu’s annual report on Form 10-K filed on February 28, 2012, and other filings by Changyou and Sohu with the Securities and Exchange Commission.

About Changyou

Changyou.com Limited (NASDAQ: CYOU) is a leading developer and operator of online games in China with a diverse portfolio of online games that includes Tian Long Ba Bu, one of the most popular massively multi-player online (“MMO”) games in China, and DDTank and Wartune (also known as Shen Qu), which are two popular web games in China. Changyou also owns and operates the 17173.com Website, a leading game information portal in China. Changyou began operations as a business unit within Sohu.com Inc. (NASDAQ: SOHU) in 2003, and was carved out as a separate, stand-alone company in December 2007. It completed an initial public offering on April 7, 2009. Changyou has an advanced technology platform that includes advanced 2.5D and 3D graphics engines, a uniform game development platform, effective anti-cheating and anti-hacking technologies, proprietary cross-networking technology and advanced data protection technology. For more information about Changyou, please visit http://www.changyou.com/en/.

About Sohu

Sohu.com Inc. (NASDAQ: SOHU) is China’s premier online brand and indispensable to the daily life of millions of Chinese, providing a network of web properties and community based/web 2.0 products which offer the vast Sohu user community a broad array of choices regarding information, entertainment and communication. Sohu has built one of the most comprehensive matrices of Chinese language web properties and proprietary search engines, consisting of the mass portal and leading online media destination www.sohu.com; interactive search engine www.sogou.com; #1 games information portal www.17173.com; the top real estate website www.focus.cn; #1 online alumni club www.chinaren.com; wireless value-added services provider www.goodfeel.com.cn; leading online mapping service provider www.go2map.com; and developer and operator of online games www.changyou.com/en/.

Sohu corporate services consist of online brand advertising on its matrix of websites as well as bid listing and home page on its in-house developed search directory and engine. Sohu also offers wireless value-added services such as news, information, music, ringtone and picture content sent over mobile phones. Sohu’s online game subsidiary, Changyou.com (NASDAQ: CYOU) has a diverse portfolio of online games that includes Tian Long Ba Bu, one of the most popular massively multi-player online (“MMO”) games in China, and DDTank and Wartune (also known as Shen Qu), which are two popular web games in China. Sohu.com, established by Dr. Charles Zhang, one of China’s internet pioneers, is in its sixteen year of operation.

For investor and media inquiries, please contact:

In China:

Ms. Angie Chang

Changyou.com Limited

Tel: +86 (10) 6861-3688

E-mail: ir@cyou-inc.com

Mr. Eric Yuan

Sohu.com Inc.

Tel: +86 (10) 6272-6593

E-mail: ir@contact.sohu.com

In the United States:

Mr. Jeff Bloker

Christensen

Tel: +1 (480) 614-3003

E-mail: jbloker@ChristensenIR.com

3